UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 19, 2005
RELIANT ENERGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-16455 (Commission File Number)	76-0655566 (IRS Employer Identification No.)

1000 Main Street Houston, Texas (Address of Principal Executive Offices)		77002 (Zip Code)
Registrant’s telephone number, including area code: (713) 497-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     In this Form 8-K, “we,” “us” and “our” refer to Reliant Energy, Inc. and its subsidiaries.
Item 1.01. Entry into a Material Definitive Agreement.
     On December 19, 2005, we amended our two principal corporate credit agreements: (a) our $3.0 billion revolving and term loan credit facility dated December 2004 and (b) our $299 million term loan credit facility dated October 2005. The amendments, among other things:
•	modify the calculation methodology of our financial covenants and lower our minimum EBITDA to interest expense ratio requirement during 2006; and

•	require us to use the net unrestricted sales proceeds from our Ceredo and New York City plants to prepay, subject to our indentures, the December 2004 term loan.
     Additionally, the amendment to the December 2004 facilities alters the timing for the revolving facility becoming unsecured and the suspension of several covenants by adding an additional requirement that the $299 million term loan facility also be paid in full.
     On October 26, 2005, we entered into an amendment of our two principal corporate credit agreements. The amendments conformed to our senior secured notes the amount of additional indebtedness that we are permitted to have at any time outstanding.
     The summary description of the amendments to our credit agreements is qualified by reference to the amendments, which are filed as exhibits to this Form 8-K.
     The lenders and agents under these amendments have provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to us. These parties have received, and may in the future receive, customary compensation from us for such services.
Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits

10.1 —	Amendment No. 2 dated as of December 19, 2005 to Second Amended and Restated Credit and Guaranty Agreement dated as of December 22, 2004 among (i) Reliant Energy, Inc., as Borrower; (ii) the Other Loan Parties referred to therein, as Guarantors; (iii) the Lenders party thereto; (iv) Bank of America, N.A., as Administrative Agent and Collateral Agent; (v) Barclays Bank PLC and Deutsche Bank Securities Inc., as Syndication Agents; and (vi) Goldman Sachs Credit Partners L.P. and Merrill Lynch Capital Corporation, as Documentation Agents

10.2 —	Amendment No. 2 dated as of December 19, 2005 to Credit and Guaranty Agreement dated as of October 7, 2005, between Reliant Energy, Inc. and Deutsche Bank AG, New York Branch

10.3 —	Amendment No. 1 dated as of October 26, 2005 to Second Amended and Restated Credit and Guaranty Agreement dated as of December 22, 2004 among (i) Reliant Energy, Inc., as Borrower; (ii) the Other Loan Parties referred to therein, as Guarantors; (iii) the Lenders party thereto; (iv) Bank of America, N.A., as Administrative Agent and Collateral Agent; (v) Barclays Bank PLC and Deutsche Bank Securities Inc., as Syndication Agents; and (vi) Goldman Sachs Credit Partners L.P. and Merrill Lynch Capital Corporation, as Documentation Agents

10.4 —	Amendment No. 1 dated as of October 26, 2005 to Credit and Guaranty Agreement dated as of October 7, 2005, between Reliant Energy, Inc. and Deutsche Bank AG, New York Branch

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT ENERGY, INC. (Registrant)
Date: December 19, 2005	By:	/s/ Thomas C. Livengood
Thomas C. Livengood
Senior Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

10.1 —	Amendment No. 2 dated as of December 19, 2005 to Second Amended and Restated Credit and Guaranty Agreement dated as of December 22, 2004 among (i) Reliant Energy, Inc., as Borrower; (ii) the Other Loan Parties referred to therein, as Guarantors; (iii) the Lenders party thereto; (iv) Bank of America, N.A., as Administrative Agent and Collateral Agent; (v) Barclays Bank PLC and Deutsche Bank Securities Inc., as Syndication Agents; and (vi) Goldman Sachs Credit Partners L.P. and Merrill Lynch Capital Corporation, as Documentation Agents

10.2 —	Amendment No. 2 dated as of December 19, 2005 to Credit and Guaranty Agreement dated as of October 7, 2005, between Reliant Energy, Inc. and Deutsche Bank AG, New York Branch

10.3 —	Amendment No. 1 dated as of October 26, 2005 to Second Amended and Restated Credit and Guaranty Agreement dated as of December 22, 2004 among (i) Reliant Energy, Inc., as Borrower; (ii) the Other Loan Parties referred to therein, as Guarantors; (iii) the Lenders party thereto; (iv) Bank of America, N.A., as Administrative Agent and Collateral Agent; (v) Barclays Bank PLC and Deutsche Bank Securities Inc., as Syndication Agents; and (vi) Goldman Sachs Credit Partners L.P. and Merrill Lynch Capital Corporation, as Documentation Agents

10.4 —	Amendment No. 1 dated as of October 26, 2005 to Credit and Guaranty Agreement dated as of October 7, 2005, between Reliant Energy, Inc. and Deutsche Bank AG, New York Branch